UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement


                            SEPTIMA ENTERPRISES, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:



(2)      Aggregate number of securities to which transaction applies:

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.

         (3)     Filing Party:

         (4)     Date Filed:


Release Date: The Registrant anticipates releasing the Definitive Information Statement and related items to the shareholders on January 2, 2001.

                            SEPTIMA ENTERPRISES, INC.
                            15945 Quality Trail North
                               Scandia, MN, 55073
                                 (651) 433-3522

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 22, 2001

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Septima Enterprises, Inc., a Colorado Company ("Company"), will be held at 1362 South Vineyard St., # 1078, Mesa, Arizona on Monday, January 22, 2001 at 10:30 a.m. local time, to consider and act upon:

1. The Directors' proposal to amend the Articles of Incorporation effecting a reverse split of the issued and outstanding common shares on a One for One Hundred (1:100) basis and changing the par value to $0.0001 per share.

2. The Directors' proposal to amend the Articles of Incorporation of the Company to change the name of the Company from Septima Enterprises, Inc. to a name yet to be chosen by the Board of Directors. The Board of Directors is requesting authority from the shareholders to choose a new corporate name in the future and change the corporate name.

3. The Directors' proposal to change the corporate domicile from Colorado to Nevada. The change in domicile will be accomplished by reincorporating the Company in Nevada. This reincorporation will be accomplished by forming a new Nevada corporation and merging the Company into it.

Shareholders of record at the close of business on December 18, 2000 are entitled to notice of, and to vote at, this Special Meeting. You are cordially invited to attend. However, this notice is sent to you as a courtesy by management. Proxies are not being solicited because the present management has sufficient votes to approve the above proposals.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors dated December 18, 2000.

 /s/ Gregory Johnson
--------------------
Gregory Johnson,  Chairman of the Board

SEPTIMA ENTERPISES, INC.
15945 Quality Trail North
Scandia, Minnesota 55073

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Septima Enterprises, Inc. (the "Company") to be held on Monday, January 22, 2001 at 10:30 a.m. (local time) at 1362 South Vineyard St., # 1078, Mesa, AZ 85210. At this meeting, you will be asked to vote on the following matters: (i) the approval to reverse split the issued and outstanding common stock on a One for One Hundred (100:1) basis and change the par value of the common shares from $0.0001 per share; (ii) the amendment of Company Articles to change the name of the Company to a name which will be chosen in the future at the discretion of the Board of Directors; (iii) changing the corporate domicile from Colorado to Nevada by reincorporating in the State of Nevada using the merger transaction method. Shareholders of record at the close of business on December 18, 2000 are entitled to notice of, and to vote at, this Special Meeting. You are cordially invited to attend. However, this notice is sent to you as a courtesy by management. Proxies are not being solicited as the present management has sufficient votes to approve the above proposals. Nevertheless, we look forward to seeing you at the meeting and receiving your vote.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


Sincerely,

/s/ Gregory Johnson
---------------------
Gregory Johnson
Chairman of the Board

                            Septima Enterprises, Inc.
                            15945 Quality Trail North
                               Scandia, MN, 55073

                              INFORMATION STATEMENT
                    FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                            HELD ON JANUARY 22, 2001


Special Meeting of the Shareholders

This Proxy Statement is furnished is connection with the Special Meeting of Shareholders of Septima Enterprises, Inc. (the "Company") to be held on Monday, January 22, 2001 at 10.30 A.M., 1362 South Vineyard St., # 1078, Mesa, AZ 85210,
or at any adjournment or postponement of this Meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders. This Information Statement is being first sent to or given to shareholders of record of December 18 , 2000. The mailing address of the Company's business offices is 15945 Quality Trail N., Scandia, MN 55073.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on December 18, 2000 will be entitled to vote at the meeting or any adjournment thereof. On that date, 9,284,167 shares of Common Stock of the Company (the "Common Stock") were issued and outstanding. Each shareholder is entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding at the record date present at the Special Meeting in person will constitute a quorum for the transaction of business. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non- vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Shares cannot be voted at the Special Meeting unless the holder is present in person. A complete list of shareholders entitled to vote at the Special Meeting will be open to examination by any shareholder during the meeting.

Voting at the Special Meeting

The passing of the proposed amendments to the Company's Articles of Incorporation, effecting the reverse split action, changing par value, giving the Board authority to change the corporate name and changing corporate domicile will require the affirmative vote of a majority of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as votes cast in connection with determining these and will have no effect on the outcome of such votes.

                       MATTERS TO COME BEFORE THE MEETING

REVERSE SPLIT OF ISSUED AND OUTSTANDING COMMON STOCK

The Company's Board of Directors is seeking approval to effect a one-for-one hundred (1:100) reverse stock split (the "Reverse Split") of the Company's then issued and outstanding Common Stock (the "Prior Common"). We propose to amend the Articles of Incorporation in connection with the Reverse Split and change the par value of the common stock to $0.0001 per share. The total authorized capital will remain the same which is One Hundred Million common shares.

Pursuant to the Reverse Split, each of the one hundred shares of Prior Common issued and outstanding would be reclassified as, and exchanged for, one share of newly issued Common Stock ("New Common").

The Reverse Split, once approved will occur on a future designated date, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-hundredth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 100, and stockholders holding fewer than 100 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of stock in lieu of fractional shares of New Common.

The Reverse Split will not materially affect the proportionate equity interest in the Company of any shareholder of Prior Common or the relative rights, preferences, privileges or priorities of any such stockholder. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

The Board of Directors recommends a vote FOR the adoption of the Septima Enterprises, Inc. reverse split proposal. Management believes that restructuring the corporate capital will make the Company a more attractive for a business combination transaction.

CHANGE COMPANY NAME

The Company's Board of Directors anticipates changing the name of the Company from Septima Enterprises, Inc. to some yet unknown name. Management wants the shareholders to grant the Board of Directors the authority to choose a new corporate name at some future date. This name change would most likely occur during the change in domicile actions. The new Nevada corporation would most likely be incorporated with the new corporate name. When the Company is merged into the Nevada corporation, that name would become the new company name.

The proposed new corporation's Articles of Incorporation will not differ materially from the Company's present Articles of Incorporation with the exception of the changes which will be authorized by the shareholders at this meeting.

The purpose of the proposal is to have the Company's name more accurately reflect the Company's possible future business focus which may result from a business combination. The Board of Directors recommends a vote FOR the adoption of the Septima Enterprises, Inc. name change grant of authority to the Board of Directors proposal.

CHANGING CORPORATE DOMICILE

Changing corporate domicile would entail moving the corporation from Colorado to Nevada. Corporations are formed and administered under the state laws where they are incorporated. The Company is presently a Colorado corporation. The move is accomplished by the Company forming a new corporation in the State of Nevada either under the same corporate name or a different name. We would then merge the Colorado corporation into and with the new Nevada corporation. This merger will be accomplished as set out in the Plan of Merger and will require the filing of Articles of Merger with both Nevada and Colorado. The merger will be accomplished by our shareholders exchanging their Septima shares for shares in the new Nevada corporation. The share exchange will not be mandatory. Our stock transfer agent will be notified of the action. You do not have to tender your shares. A copy of the Plan of Merger and Articles of Merger are attached as an exhibit for your review.

The change in domicile by corporate merger will not materially affect the proportionate equity interest in the Company of any shareholder or the relative rights, preferences, privileges or priorities of any such stockholder. The common stock issued in the change of domicile merger transaction will be fully paid and non-assessable. All shares will have the same par value $0.0001 per share, voting rights and other rights as presently possessed by our shareholders.

Management believes that a Nevada corporation is more attractive for business combinations. The Board of Directors recommends a vote FOR the adoption of the Septima Enterprises, Inc. change in corporate domicile.

By Order of the Board of Directors,

 /s/ Gregory Johnson
--------------------
Gregory Johnson, Chairman of the Board

December 18, 2000.

                                  Exhibit Index

Exhibit A         Form of Plan of Merger

Note: Newco is a fictitious name used as an example because management has not yet decided on a new corporate name.

                                 PLAN OF MERGER

         This Plan of Merger is made and entered into this ____day of __________, 2001, by and between [New Nevada Corporation]., ("NEWCO" or the "Surviving corporation"), a corporation in organization in the State of Nevada, and SEPTIMA ENTERPRISES, INC., a Colorado corporation, ("SEPTIMA" or the "Disappearing Corporation").

                                    RECITALS

         A. SEPTIMA is a corporation organized and existing under the laws of the State of Colorado and has an authorized capital stock consisting of 100,000,000 shares, no par value per share, of which 9,284,167 common shares are issued and outstanding as of December 18, 2000. [Note: This number of shares will be reduced by the reverse split action to approximately 92,842 shares]

         B. NEWCO is a corporation in organization under the laws of the State of NEVADA and will have authorized capital stock consisting of 100,000,000 shares, par value $0.0001 per share. No shares have been issued.

         C. The Board of Directors of SEPTIMA deems it advisable for SEPTIMA to merge with and into NEWCO when the Nevada corporate organization has been accomplished.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, NEWCO and SEPTIMA hereby agree to the following Plan of
Merger:

         1. Names of Constituent Corporations. SEPTIMA will merge with and into NEWCO. NEWCO will be the Surviving Corporation.

         2. Terms and Conditions of Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the Colorado and Nevada Secretaries of State. Upon the effective date of the merger the separate corporate existence of SEPTIMA will cease; title to all real estate and other property owned by SEPTIMA will be vested in NEWCO without reversion or impairment; and the Surviving Corporation will have all liabilities of SEPTIMA. Any proceeding pending by or against SEPTIMA may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for SEPTIMA.

         3. Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

         4. Name. The name of the Surviving Corporation will be NEWCO.

         5. Registered Office. The present address of the registered office of the Surviving and Disappearing corporation's is Septima Enterprises, Inc.

         6. Accounting. The assets and liabilities of NEWCO and SEPTIMA (collectively the "Constituent Corporations") as of the effective date of the merger will be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

         7. Bylaws. The Bylaws of NEWCO as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

         8. Directors. The directors of NEWCO as of the effective date of the merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. [Note: The Septima Board of Directors, or their successors, will be the directors of NEWCO]

         9. Manner and Basis of Converting Shares. As of the effective date of the merger:

                  (a) Each share of SEPTIMA common stock, with par value of $0.0001 per share, issued and outstanding will continue to be one share of common stock with a par value of $0.0001 per share of the Surviving Corporation.

                  (b) The Surviving Corporation will convert or exchange each share of SEPTIMA common stock for one share of the common stock of the Surviving Corporation. Fractional shares will be rounded up to the nearest whole number.

                  (c) On the effective date of the merger, holders of certificates of common stock in SEPTIMA may surrender them to the Surviving
Corporation, or its stock transfer agent, in such manner as the Surviving Corporation legally may require. This exchange will not be mandatory as a new CUSIP number will be used to designate the change. To the extent shareholders desire to tender their shares for new certificates, the cost of issuance will be borne by the shareholder. Upon receipt of such certificate, the Surviving Corporation will issue in exchange a certificate of shares of common stock in the Surviving Corporation representing the number of shares of stock to which such holder will be entitled as set forth above.

                  (d) In addition, the shareholders will be entitled to receive any dividends on the shares of common stock of the Surviving Corporation which may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate of such common stock, if any.

         10. Shareholder Approval. This Plan of Merger will be submitted to the shareholders of SEPTIMA for approval in the manner provided by law. After approval, the Articles of Merger will be filed as required under the laws of the States of Nevada and Colorado.

         11. Rights of Dissenting Shareholders. Any shareholder of SEPTIMA who has the right to dissent from this merger, if any, as provided in the Colorado
Business Corporations Act, and who so dissents in accordance with the requirements thereof, will be entitled, upon surrender of the certificate or certificates representing certificated shares or upon imposition of restrictions of transfer of uncertificated shares, to receive payment of the fair value of such shareholder's shares as provided for by Colorado Revised Statute Article
113. (Article 113 of the Colorado Revised Statues is attached to this Plan of Merger as Exhibit "A")

         12. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both NEWCO and SEPTIMA. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

         13. Counterparts. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies will be and constitute an original instrument.

         IN WITNESS WHEREOF, this Plan of Merger has been adopted by the undersigned as of this____ day of_________, 2001.

NEWCO                               .         SEPTIMA ENTERPRISES, INC.
a Nevada corporation to be formed.            a Colorado corporation.


By:                                           By:
   -------------------------------               -------------------------------
Name:                                         Name:
Title: Incorporator                           Title: President